Exhibit 10.5

Loan Number: 2757521066

SECURED CONSTRUCTION PROMISSORY NOTE

$17,500,000	December 17, 2012

FOR VALUE RECEIVED, EVITTS RESORT, LLC (the “Borrower”), hereby covenants and promises to pay to the order of CENTENNIAL BANK (“Lender”), or its successors or assigns, at Lender’s office at 620 Chestnut Street, Conway, Arkansas, 72032, or at such other place as the Lender may designate to the Borrower in writing from time to time, in legal tender of the United States, the sum of SEVENTEEN MILLION, FIVE HUNDRED THOUSAND AND NO/100 Dollars ($17,500,000.00) or such lesser sum as shall have been advanced hereunder pursuant to the Secured Construction Loan Agreement referred to below, along with interest at the Interest Rate as provided herein.  The credit relationship evidenced hereby shall be non-revolving in nature.

1.           Definitions.  As used throughout this Promissory Note, the following capitalized terms shall have the following meanings:

“Amortization Period” shall mean that period of time beginning at the end of the Borrowing Period and continuing until the Maturity Date.

“Borrowing Period” shall mean that period of time beginning as of the date of the first advance of principal under the Secured Construction Loan Agreement and continuing for a TWELVE (12) month period of time thereafter.

“Credit Agreement” shall have the meaning ascribed to such term in the Secured Construction Loan Agreement.

“Event of Default” shall have the meaning ascribed to such term in the Secured Construction Loan Agreement.

“Interest Rate” shall mean TEN AND ONE HALF PERCENT (10.50%) per annum.

“Lender Expenses” shall mean all costs or expenses of every nature which are incurred by Lender in connection with Lender’s administration and servicing, defending or enforcing of the Credit Agreement, including, without limitation, all reasonable fees and expenses incurred by both Lender and its legal counsel in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including fees and expenses incurred by Lender and its legal counsel in connection with a “workout,” a restructuring, or an insolvency proceedings concerning Borrower), irrespective of whether suit is brought.

“Loan Year” shall mean a period of twelve (12) months following the expiration of the prior Loan Year, with the first Loan Year being a period of twelve (12) months commencing on the date of this Promissory Note.

Loan Number: 2757521066

“Maturity Date” shall mean the date occurring eight (8) years from and after the date of the first advance of principal under the Secured Construction Loan Agreement.

“Secured Construction Loan Agreement” shall mean the Secured Construction Loan Agreement of even date herewith between Borrower and Lender, as the same may be hereafter amended or otherwise modified from time to time.

2.           Principal Advances.  Borrower shall be entitled to receive advances of principal hereunder upon Borrower’s compliance with and satisfaction of those conditions precedent to such advances as are set forth in that Secured Construction Loan Agreement.

3.           Required Payments of Principal and Interest.  Borrower shall pay interest and principal to Lender as follows:

a.           Interest Payments during Borrowing Period.  During the Borrowing Period, Borrower shall pay to Lender on the thirtieth (30th) day from and after the first advance of principal under the Secured Loan Agreement and on the same day of each month thereafter throughout the Borrowing Period, a sum equal to that interest, calculated at the Interest Rate, and based upon a daily rate based on a 360-day year, that has accrued against those advances of principal extended by Lender to Borrower hereunder. THIS CALCULATION METHOD WILL RESULT IN A HIGHER EFFECTIVE INTEREST RATE THAN THE NUMERIC INTEREST RATE STATED IN THIS PROMISSORY NOTE.

b.           Principal and Interest Payments During Amortization Period.  During the Amortization Period, Borrower shall pay to Lender on thirtieth (30th) day from and after the end of the Borrowing Period and on the same day of each month thereafter until the Maturity Date, a sum that shall be sufficient to fully amortize the principal amount outstanding hereunder with interest, calculated at the Interest Rate, and based upon a daily rate based on a 360-day year, it being recognized, understood and agreed that said sum shall be applied to Lender Expenses, interest and principal as provided in Section 3(d) below.

c.           Payments Due at Maturity.  If not previously paid, any and all unpaid principal and accrued but unpaid interest plus any other sums due hereunder shall be immediately due and payable on the Maturity Date. This Promissory Note is also subject to acceleration as set forth below.

d.           Application of Payments Received by Lender.  All payments received by Lender from Borrower hereunder shall be applied first to Lender Expenses, then to interest due hereunder, then to principal due hereunder.

4.           Voluntary and Involuntary Prepayment.  This Promissory Note may be prepaid in full, but not in part, if Borrower provides Lender at least one Business Day’s written notice of Borrower’s intent to prepay; and provided further that Borrower makes the prepayment within thirty (30) days of Lender’s receipt of said notice.  The entire principal balance, plus accrued interest and collection costs, if any, must be paid and such prepayment shall be accompanied by a prepayment fee equal to: 5% of the then unpaid principal balance prepaid if prepayment occurs during the first (1st) Loan Year; 4% of the then unpaid principal balance prepaid if prepayment occurs during the second (2nd) Loan Year; 3% of the then unpaid principal balance prepaid if prepayment occurs during the third (3rd) Loan Year; 2% of the then unpaid principal balance prepaid if prepayment occurs during the fourth (4th) Loan Year; and 1% of the then unpaid principal balance prepaid if prepayment occurs during the fifth (5th) Loan Year.

Loan Number: 2757521066

5.           Default and Acceleration.  This Promissory Note shall be payable in full and all of the principal, interest and Lender Expenses outstanding shall, at the option of Lender, immediately become accelerated and due and payable in full as provided in the Secured Construction Loan Agreement. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay all Lender Expenses.

6.           Default Interest.  Upon the occurrence of an Event of Default and continuing until Lender acknowledges in writing that said Event of Default has been cured or waived, all principal and interest owing and outstanding under this Promissory Note or otherwise shall immediately begin bearing interest until paid in full at a rate equal to the lesser of (a) 18% or (b) the maximum rate of interest which Lender may by law charge and collect.

7.           Late Fees.  Borrower shall pay to Lender a late payment fee equal to 10% of the delinquent amount; provided that such late payment fee shall not be less than $25, nor more than $500, per delinquency should any installment due hereunder not be paid within ten days after the due date, it being understood that such fee shall reimburse Lender for administrative, servicing, collection and other costs incurred as a result of said delinquency.  Payments received hereunder after Lender’s cut-off time, as determined by Lender from time to time, or on weekends or holidays will be credited as of the next business day.

8.           Security and Collateral for Repayment.  This Promissory Note is secured as provided in the documents constituting the Credit Agreement, and all other collateral which may be more fully described in those other collateral and security documents executed in connection with this transaction.

9.           Usury.  Borrower acknowledges that it has agreed to pay interest on the principal balance outstanding hereunder at the Interest Rate.  The Lender does not intend to violate any applicable usury laws. Accordingly, all agreements between Borrower and Lender are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the Lender hereunder exceed the maximum rate allowed by applicable law.  If, from any circumstances whatsoever, fulfillment and payment of Borrower’s obligations, at the time performance of such obligation shall be due, shall cause the effective rate of interest upon the sums evidenced hereby to exceed the maximum rate of interest allowed by applicable law, then, the obligation to be fulfilled shall be reduced automatically to the extent necessary to prevent that effective rate of interest from exceeding the maximum rate allowable under applicable law and to the extent that the Lender shall receive any sum which would constitute excessive interest, such sum shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest; or, if such excessive interest exceeds the unpaid balance of principal, the excess shall be refunded to Borrower.  This provision shall control every other provision of all agreements constituting part of the Credit Agreement.

Loan Number: 2757521066

10.           Waivers.  All parties to this Promissory Note, whether Borrower, principal, surety, guarantor, endorser, or any other party, hereby waive presentment for payment, demand, protest, notice of protest, notice of non-payment, and notice of dishonor, impairment of recourse and impairment of security. The failure of the holder of this Promissory Note to exercise any right hereunder shall not preclude the holder from exercising any other right which the holder may be entitled to exercise upon the happening of such event and the failure to exercise any right hereunder which the holder may be entitled to exercise shall not constitute a waiver of the right to exercise said right or any other right upon the subsequent occurrence of any such event nor shall any waiver by the Lender of any such right or rights on any one occasion be deemed a bar to or waiver of the same right or rights on any future occasion. All endorsers, guarantors, sureties or other persons who may now or hereafter be liable for the payment of this Promissory Note, by endorsing, guaranteeing or assuming this Promissory Note, consent to all of the terms and conditions herein contained and agree that this Promissory Note may be modified, extended or renewed in whole or in part, without notice, including (a) the impairment, substitution, exchange or release at any time or times of all or any part of any security or collateral security now or hereafter furnished, (b) the release of, or the impairment of the right of recourse against Borrower or any endorser, guarantor, surety or any other person now or hereafter liable hereon, (c) the substitution of, renewal or extension of this Promissory Note, (d) the modification of any terms hereof, or other agreement now or hereafter given in connection with or as security for this Promissory Note, and (e) any change in the rate of interest, if any, hereon or the imposition of any fees whether authorized under this Promissory Note, or any note, mortgage, security agreement, loan agreement, or any other agreement now or hereafter given in connection with or as security for this Promissory Note.

11.           No Modifications.  This Promissory Note may not be changed, modified or amended orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

12.           Choice of Laws.  This Promissory Note is to be construed and enforced in accordance with the laws of the State of Arkansas and applicable federal law (without regard to choice of law or conflict of law rules).  In the event of any dispute concerning the interpretation, application or enforcement of this Promissory Note, or any other document executed in connection herewith, the sole and exclusive venue for same shall be the Circuit Court in and for the County of Faulkner, State of Arkansas.  Borrower hereby consents to the jurisdiction of said Court. The Lender and the Borrower understand, acknowledge and agree the Promissory Note is governed by the laws of the State of Arkansas and applicable federal law, including, without limitation, the provisions of federal law which relate to the maximum interest rate or amount of interest, discount points, finance charges, or other similar charges allowed, including, without limitation, Section 731 of the Gramm-Leach-Bliley Financial Modernization Act of 1999 as codified at 12 U.S.C. § 1831u.

13.           Severability.  In the event that any one or more of the provisions contained in this Promissory Note or in any other loan document executed in connection herewith shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Promissory Note or any other loan document executed in connection herewith, and in lieu of such invalid, illegal or unenforceable provision there shall be added automatically as part of this Promissory Note a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable thereafter.

Loan Number: 2757521066

14.           Binding Effect.  This Promissory Note and all covenants, promises and agreements contained herein or associated herewith shall be binding upon and inure to the benefit of the respective legal representatives, personal representatives, devisees, heirs, successors and assigns of the Lender and the Borrower.  The term “Lender” shall be deemed to mean the holder of this Promissory Note from time to time.

15.           No Joint Venture.  Borrower recognizes and agrees that the relationship between Lender and Borrower shall be strictly construed as a relationship between a debtor and a secured party and never as a joint venture or similar relationship between Lender and Borrower.  Lender shall not be obligated to perform or discharge any obligation or duty of Borrower with respect to (a) the operation of the mortgaged property or (b) the performance of any obligations under any leases affecting the mortgaged property.  Borrower covenants and agrees to hold harmless, defend and indemnify the Lender from and any liability arising with respect to (a) Borrower’s operation of the mortgaged property or (b) Borrower’s performance of any of its covenants or obligations under any of the leases pertaining to the mortgaged property.

16.           Multiple Borrowers.  Each and every entity or individual executing this Promissory Note recognizes and agrees that they shall be jointly and severally responsible, as described herein, for all financial or other obligations of whatever nature evidenced hereby or under any other document executed by and between Borrower and Lender.

17.           JURY WAIVER.  BORROWER AND LENDER EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN THE EVENT OF ANY DISPUTE OR LITIGATION ARISING HEREUNDER OR UNDER ANY RELATED DOCUMENTS EXECUTED IN CONNECTION HEREWITH. BORROWER COVENANTS AND AGREES THAT THE SOLE AND EXCLUSIVE JURISDICTION AND VENUE FOR ALL LITIGATION ARISING IN CONNECTION WITH THE ENFORCEMENT, COLLECTION OR ADMINISTRATION OF THIS PROMISSORY NOTE SHALL REST EXCLUSIVELY IN FAULKNER COUNTY, ARKANSAS AND BORROWER WAIVES ALL RIGHTS TO ASSERT OTHERWISE.

[This Space Intentionally Left Blank; Signatures to Follow]

Loan Number: 2757521066

[Signature Page to Secured Construction Promissory Note]

IN WITNESS WHEREOF, the parties hereto have executed this Secured Construction Promissory Note on the date set forth in the preface.

BORROWER:
Evitts Resort, LLC

By: ___/s/ Damon Schramm_____________
Title: __Secretary_____________________

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